UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2008

Easton-Bell Sports, Inc.
(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-123927 (Commission File Number)	20-1636283 (IRS Employer Identification Number)
7855 Haskell Avenue
Van Nuys, CA 91406
(Address of principal executive offices, including zip code)
(818) 902-5800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Easton-Bell Sports, Inc. (the “Company”) announced the appointment of Paul E. Harrington, 46, to the position of Chief Executive Officer of the Company and as a member of the Company’s board of directors, effective in April 2008. Mr. Harrington has been the President and Chief Executive Officer of Reebok International Ltd (“RIL”) since January 2006. From 2004 to 2006, Mr. Harrington served as Reebok’s Senior Vice President, International Operations, and Chief Supply Chain Officer, as well as oversaw Reebok’s Global Retail division including sales and marketing for the North America, Europe and Asia Pacific regions. From 2002 to 2004, he was with Levi Strauss & Co., where he helped to transform the way the company developed and sourced its products.
     On March 5, 2008, the Company entered into an employment agreement with Mr. Harrington. Pursuant to this agreement, Mr. Harrington will serve as the Chief Executive Officer of the Company and as a member of the board of directors of the Company. Mr. Harrington’s compensation is as follows: salary of $750,000 and annual bonus eligibility of 100% of salary (subject to increase by the board of directors). He is entitled to receive 7,377,576.420 Class B units under the management equity incentive program of Easton-Bell Sports, LLC, the Company’s parent company, subject to time and performance-based vesting provisions. Mr. Harrington will receive executive relocation benefits, which include household packing and moving, temporary living expenses and house-hunting assistance. Upon relocation, he will also receive an additional relocation allowance of $85,000 for such expenses as closing costs and other miscellaneous moving costs. The foregoing description of the new employment agreement with Mr. Harrington does not purport to be a complete statement of the parties’ rights and obligations thereunder or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the actual agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into these Items 1.01 and 5.02.
     On March 5, 2008, the Company announced the removal of Anthony Palma from his position as Chief Executive Officer of the Company and from all positions as an officer or as a member of the board of directors of all of the Company’s subsidiaries. The Company also announced the removal of Mark Genender from his position as a member of the board of directors of the Company and certain of its subsidiaries, effective March 5, 2008. Neither Mr. Palma nor Mr. Genender were removed from the board of directors of the Company due to any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.

Item 7.01	Regulation FD Disclosure.
The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. On March 5, 2008, the Company issued a press release announcing the hiring of Mr. Harrington. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits — The following exhibits are furnished as part of this Current Report:

Exhibit No.	Description

10.1	Agreement, dated as of March 5, 2008, by and between Easton-Bell Sports, Inc. and Paul E. Harrington.

99.1	Press release dated March 5, 2008 announcing the hiring of Paul E. Harrington.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.
Date: March 7, 2008	By:	/s/ Mark A. Tripp
		Name:	Mark A. Tripp
		Title:	Chief Financial Officer, Senior Vice President of Finance and Treasurer